Exhibit 5.2

Autoliv Inc. Vasagatan 11, 7th Floor Section E, P.O. Box 70381 SE-107 24 Stockholm, Sweden	17 August 2016

Dear Sirs,

Re: Registration Statement on Form S-3 (No. 333-                )

We have acted as Swedish legal counsel to Autoliv, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of, amongst other securities, depositary shares, which may include Swedish depository receipts (the “SDRs”) representing shares of common stock (the “Shares”) of the Company.

Our opinion set forth below is limited to Swedish law and the issuance of SDRs in accordance with the Registration Statement. We do not express any opinion herein concerning any other laws or the issuance of any other securities under the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in Swedish law or the interpretations thereof. Our opinion is based on the assumption that any documents provided to us will be executed without any alterations made thereto.

We have reviewed the Custodian Agreement entered into between the Company and Skandinaviska Enskilda Banken AB (publ) (“SEB”) on 28 April 1997, including appendices and amendments thereto up to and including amendment No. 6 effective as of 23 March 2016, and the General Terms and Conditions for Swedish depository receipts in Autoliv, Inc. dated 23 March 2016 (the “Custodian Agreement”). We have also carried out such further limited legal and factual examinations and investigations as we deemed necessary for the purposes of expressing the opinion set forth herein. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents provided to us as original documents and the conformity to original documents of all documents submitted to us as electronic or photostatic copies. Except for and to such extent as expressly set forth herein, we have made no independent verification with regard to matters of fact, and, accordingly, we do not express any opinion as to any matters that might have been disclosed by independent verification.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

Assuming that at the time of their issuance, the Registration Statement and any prospectus supplement related thereto will be filed with the SEC and thereby become effective, and that deposited Shares will be legally issued, we are of the opinion that the SDRs, when issued in accordance with the terms of the SDRs and the Registration Statement and any prospectus supplement related thereto and transferred to SEB and registered in the book-entry system administered by Euroclear Sweden AB, will be validly issued and enforceable and will entitle the registered holders of the SDRs to the rights specified in the SDRs and the Custodian Agreement.

No opinion may be implied or inferred beyond the opinion expressly stated above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours sincerely,

ADVOKATFIRMAN VINGE KB

/s/ Göran Nyström	/s/ Jo-Anna Nordström
Göran Nyström	Jo-Anna Nordström

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